UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2008

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 24, 2008 the Company accepted offers to repurchase its auction rate securities (ARSs), at par value, from the two investment banks that sold and continue to hold its ARSs. The Company believes it and its ARSs are eligible to participate in the offers and expects to sell them at par value in exchange for cash between November 2008 and January 2009. The total par value of the Company’s ARSs is approximately $12.2 million.

The two investment banks who have made the repurchase offers, UBS and Morgan Stanley, have each represented they have the financial resources to perform their obligations under the offers. However, there can be no assurance that either one or both investment banks can maintain the financial resources to satisfy their obligations under the repurchase offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: October 27, 2008	By:	/s/ Greg LeClaire
Greg LeClaire
Chief Financial Officer

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